UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2010 (November 3, 2010)

SeaCube Container Leasing Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-34931	98-0655416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Maynard Drive
Park Ridge, New Jersey	07656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 391-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Container Leasing International, LLC ("CLI"), an indirect wholly owned subsidiary of SeaCube Container Leasing Ltd., executed a $120 million revolving credit facility (with a $10 million letters of credit sublimit) (the "Credit Agreement") dated November 3, 2010 with Deutsche Bank Trust Company Americas, Citibank, N.A. and JP Morgan Chase Bank, N.A. as lenders and Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., and J.P. Morgan Securities LLC as lead arrangers, and Deutsche Bank Trust Company Americas, as the Administrative Agent.   The Credit Agreement replaces CLI's previous credit agreement and all amounts borrowed under the previous credit agreement have been repaid in full.

The commitments of the lenders under the Credit Agreement shall be for three years (3) years, with a maturity date of  November 3, 2013,  Borrower may, by notice to the Administrative Agent, extend the maturity date for an additional 364 days , subject to payment of an extension fee and satisfaction of certain other conditions.. The loans under the Credit Agreement bear interest, at CLI's option, at the rate per annum equal to either (i) the greater of (a) the prime lending rate as set forth by the Administrative Agent., plus 2% and (b) the Federal Funds Effective Rate plus 1/2 of 1% plus 2% or (ii) the LIBOR rate determined for the applicable interest period, plus 3%.

In connection with the Credit Agreement, CLI will pay a commitment fee per annum based on the average daily amount of undrawn funds. In order to draw funds under this facility, CLI must be in compliance with various financial covenants and other requirements, including the continuing accuracy of representations and warranties and the absence of certain defaults, some of which are described below.

At no time shall the outstanding loans (including the aggregate face amount of any letters of credit and related unreimbursed obligations) exceed the lesser of the aggregate commitments of the lenders and the borrowing base, which is an amount equal to the product of (x) 80 % and (ii) the sum of the net book value of all eligible containers, all eligible generators, all eligible refrigerator units and all eligible chassis, measured as of the last day of the month immediately preceding such date of determination; provided however that (A) the sum of the net book values of all eligible generators shall not at any time exceed an amount equal to twenty-five percent (25%) of the aggregate book value of all eligible assets, and (B) the sum of the net book value of all eligible refrigeration units shall not at any time exceed an amount equal to fifteen percent (15%) of the aggregate book value of all eligible assets.  If the outstanding loans exceed the lesser of the aggregate commitments of the lenders and the borrowing base, then CLI is required to immediately repay the excess to the agent for application to the outstanding obligations.

In connection with the Credit Agreement, certain subsidiaries of CLI have executed a guaranty in favor of the lenders and the administrative agent, pursuant to which the guarantors guarantee the obligations of CLI under the Credit Agreement. In addition, CLI and certain of its subsidiaries have pledged certain assets for the benefit of the secured parties as collateral security for the payment and performance of CLI's obligations under the Credit Agreement and the other loan documents and such subsidiaries' obligations under the guaranty. The pledged assets include, among other things, marine and intermodal containers, gensets and equity interests in certain of CLI's subsidiaries and all proceeds of any and all of the foregoing.

The  Credit Agreement contains typical representations and covenants for loans of this type that, among other things and subject to exceptions set forth in the Credit Agreement, restrict the ability of CLI  and certain restricted subsidiaries, to incur indebtedness and/or create liens against its assets and/or to make investments, to dispose of assets,  to merge or consolidate with any other person,  to engage in transactions with affiliates except on an arm's-length basis in the ordinary course of business, or  to incur certain restrictions or prohibitions on granting liens and/or making distributions, dividends or similar payments. In addition, CLI shall not permit the tangible net worth of CLI and its subsidiaries at any time to be less than $200 million. CLI will also be required to comply with a maximum consolidated leverage ratio of 5.25 times adjusted EBITDA through the third anniversary of the facility and of 5.00 times adjusted EBITDA with respect to the time period thereafter.

The Credit Agreement also provides for customary events of default, including payment defaults, failure to comply with covenants, bankruptcy or insolvency, and change of control. Any event of default could, subject to applicable notice and timing requirements, result in termination of all commitments and loans under the Credit Agreement and all amounts owing under Credit Agreement and other loan documents could become immediately due and payable.

The foregoing description of the terms of the Credit Agreement is not complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

10.1
Fourth Amended and Restated Revolving Credit Agreement, dated as of November 3, 2010, by and among Container Leasing International, LLC (d/b/a Carlisle Leasing International, LLC and/or Seacastle Container Leasing, LLC and/or SeaCube Containers, LLC), as the Borrower, Deutsche Bank Securities Inc., JP Morgan Securities, Inc. and Citigroup Global Markets, Inc. each as a Lead Arranger, Deutsche Bank Trust Company Americas, as the Administrative Agent and Lender, and the other Lenders referred to therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACUBE CONTAINER LEASING LTD.
(Registrant)

By:	/s/ Stephen P. Bishop
Stephen P. Bishop
Chief Operating Officer and Chief Financial Officer

Date: November 9, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1
Fourth Amended and Restated Revolving Credit Agreement, dated as of November 3, 2010, by and among Container Leasing International, LLC (d/b/a Carlisle Leasing International, LLC and/or Seacastle Container Leasing, LLC and/or SeaCube Containers, LLC), as the Borrower; Deutsche Bank Securities Inc., JP Morgan Securities, Inc. and Citigroup Global Markets, Inc., each as a Lead Arranger; Deutsche Bank Trust Company Americas, as the Administrative Agent and Lender; and the other Lenders referred to therein